LOAN AGREEMENT

                                     between

                             BANK OF AMERICA, N.A.,

                                   as the Bank

                                       and

                          SGMS ACQUISITION CORPORATION,

                                 ss the Borrower

                         Dated: As of November 19, 2003



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                                TABLE OF CONTENTS
                                -----------------

                                                                      Page


I.    DEFINITIONS AND REFERENCE TERMS...................................1
  A.   Adjusted LIBOR...................................................1
  B.   Advance Limit....................................................1
  C.   Advance Rate.....................................................1
  D.   Affiliate........................................................2
  E.   Applicable Margin................................................2
  F.   Borrower's Address...............................................2
  G.   Business Day.....................................................2
  H.   Certificate of Designations......................................2
  I.   Change of Control................................................2
  J.   Closing Date.....................................................2
  K.   Collateral.......................................................2
  L.   Convertible Securities...........................................2
  M.   Distribution.....................................................3
  N.   Event of Default.................................................3
  O.   Governmental Authority...........................................3
  P.   Guaranties.......................................................3
  Q.   Guarantors.......................................................3
  R.   Interest Period..................................................3
  S.   Loan Document....................................................4
  T.   Loan.............................................................4
  U.   Mafco............................................................4
  V.   Margin Maintenance Certificate...................................4
  W.   Margin Maintenance Limit.........................................4
  X.   Margin Rate......................................................4
  Y.   Maturity Date....................................................4
  Z.   Note.............................................................4
  AA.  Obligations......................................................4
  BB.  Other Collateral.................................................4
  CC.  Other Collateral Value...........................................5
  DD.  Person...........................................................5
  EE.  Pledge Agreements................................................5
  FF.  Perelman.........................................................5
  GG.  Permitted Indebtedness...........................................5
  HH.  Price Requirement................................................5
  II.  Prime Rate.......................................................5
  JJ.  Purchased Securities Collateral..................................5
  KK.  Purchased Securities Collateral Value............................5
  LL.  Purchased Securities Conversion Amount...........................6
  MM.  Purchased Securities Issuer......................................6
  NN.  Purchased Securities Issuer Acknowledgment.......................6
  OO.  Purchased Securities Pledge Agreement............................6

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  PP.  Registrable Securities...........................................6
  QQ.  Registration Statement...........................................6
  RR.  Relevant Per Share Price.........................................6
  SS.  Rule 144.........................................................6
  TT.  SEC..............................................................6
  UU.  Securities Act...................................................7
  VV.  Seller...........................................................7
  WW.  Stock Purchase Agreement.........................................7
  XX.  Stock Purchase Documents.........................................7
  YY.  Stockholders Agreement...........................................7
  ZZ.  Termination Date.................................................7
  AAA. Trading Securities...............................................7

II.   LOAN..............................................................7
  A.   Making the Loan..................................................7
  B.   Interest Rate....................................................8
  C.   Repayment........................................................8
  D.   Optional Prepayment..............................................8
  E.   Mandatory Prepayment.............................................8
  F.   Evidence of Credit Extensions....................................9
  G.   Payment..........................................................9
  H.   Computations of Interest; Business Day..........................10
  I.   Increased Costs, Etc............................................10
  J.   Illegality......................................................11
  K.   Funding Losses..................................................11
  L.   Unavailability..................................................12
  M.   Use of Proceeds.................................................12
  N.   Fee.............................................................12

III.  CONDITIONS PRECEDENT.............................................12
  A.   Conditions to the Loan..........................................12
  B.   Additional Conditions to the Loan...............................14

IV.   REPRESENTATIONS AND WARRANTIES...................................14
  A.   Organization and Qualification..................................14
  B.   Authority and Compliance........................................14
  C.   Binding Agreement...............................................15
  D.   Litigation......................................................15
  E.   No Conflicting Laws or Agreements...............................15
  F.   Ownership of Property...........................................16
  G.   Capitalization..................................................16
  H.   Compliance with Laws............................................16
  I.   Taxes...........................................................16
  J.   Financial Information...........................................16
  K.   Accuracy of Information.........................................16
  L.   The Issuer......................................................16
  M.   Stock Purchase Documents........................................17

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  N.   Event of Default................................................17
  O.   Use of Proceeds.................................................17
  P.   Investment Company Act..........................................17
  Q.   Special Purpose Entity..........................................17
  R.   Continuation of Representations and Warranties..................18
  S.   Registrable Securities; Collateral..............................18

V.    AFFIRMATIVE COVENANTS............................................18
  A.   Financial Statements and Other Information......................18
  B.   Adverse Conditions or Events....................................19
  C.   Existence.......................................................19
  D.   Compliance with Laws............................................19
  E.   Taxes and Other Obligations.....................................19
  F.   Intentionally Deleted...........................................19
  G.   Registrable Securities..........................................19
  H.   Representations and Warranties..................................20
  I.   Regulation U....................................................21

VI.   NEGATIVE COVENANTS...............................................21
  A.   Disposition of Property.........................................21
  B.   Liens and Encumbrances..........................................21
  C.   Indebtedness....................................................21
  D.   Mergers.........................................................21
  E.   Acquisitions....................................................21
  F.   Transactions with Affiliates....................................21
  G.   Loans and Investments...........................................22
  H.   Distributions...................................................22
  I.   Business........................................................22
  J.   Stock Purchase Documents........................................22
  K.   Change of Control...............................................22

VII.  REMEDIES UPON DEFAULT............................................22

VIII. NOTICES..........................................................22

IX.   COSTS, EXPENSES AND ATTORNEYS' FEES..............................23

X.    MISCELLANEOUS....................................................24
  A.   Cumulative Rights and No Waiver.................................24
  B.   Applicable Law; Venue and Jurisdiction..........................24
  C.   Amendment.......................................................24
  D.   Documents.......................................................24
  E.   Partial Invalidity..............................................24
  F.   Indemnification.................................................25
  G.   Survivability...................................................25

XI.   ARBITRATION......................................................25

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  A.   SPECIAL RULES...................................................25
  B.   RESERVATION OF RIGHTS...........................................26

XII.  WAIVER OF CONSEQUENTIAL DAMAGES..................................26

XIII. WAIVER OF RIGHT TO JURY TRIAL....................................26

XIV.  NO ORAL AGREEMENT................................................27


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                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement"), dated as of November 19, 2003, by and between BANK OF AMERICA, N.A., a national banking association (the "Bank"), and SGMS ACQUISITION CORPORATION, a Delaware corporation (the "Borrower").

         The Borrower has requested that the Bank finance part of the purchase price of the Convertible Securities (as defined below) being acquired by the Borrower.

         The Bank has agreed to extend financing for part of the purchase price of such Convertible Securities subject to the terms and conditions set forth in this Agreement.

         In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Bank and the Borrower agree as follows:

         I. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

            A. ADJUSTED LIBOR. Adjusted LIBOR means, with respect to any Interest Period, (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by the Bank, in accordance with its customary general practice from time to time, to be the rate equal to the London Interbank Offered Rate (expressed as a percentage) for dollar deposits as would be quoted by the Bank for 11:00 a.m. London time, or as soon thereafter as practicable, on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and (ii) as adjusted from time to time in the Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

            B. ADVANCE LIMIT. Advance Limit means, at any date, the sum of (i) the product of (A) the Purchased Securities Collateral Value, and (B) the then applicable Advance Rate; and (ii) the product of (A) the Other Collateral Value, and (B) the then applicable Advance Rate, all as calculated in the sole discretion of the Bank.

            C. ADVANCE RATE. Advance Rate means, at any date, (i) in the case of the Purchased Securities Collateral, (A) during such times, if any, that the Price Requirement is satisfied, fifty percent (50%), and (B) during such times, if any, that the Price Requirement is not satisfied, zero percent (0%); and (ii) in the case of the Other Collateral, if any, a percentage to be determined and adjusted at the sole discretion of the Bank from time to time.


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            D. AFFILIATE. Affiliate means, as to any Person (the "relevant
Person"), any other Person that, directly or indirectly, controls, is controlled by or is under common control with the relevant Person, or is an officer or director of the relevant Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            E. APPLICABLE MARGIN. Applicable Margin means 1.85% per annum.

            F. BORROWER'S ADDRESS. Borrower's Address means c/o Mafco Holdings Inc., 35 East 62nd Street, New York, New York 10021.

            G. BUSINESS DAY. Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or in Charlotte, North Carolina, are authorized or required by law to close; provided that in the case of matters pertaining to the Adjusted LIBOR Rate, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

            H. CERTIFICATE OF DESIGNATIONS. Certificate of Designations means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Purchased Securities Issuer, dated as of September 6, 2000, as in effect on the Closing Date and filed with the Secretary of State of the State of Delaware.

            I. CHANGE OF CONTROL. Change of Control means if Perelman shall at any time fail to own and control, directly or indirectly, (i) one hundred percent (100%) of the issued and outstanding capital stock of all classes of the Borrower, or (ii) one hundred percent (100%) of the issued and outstanding capital stock of all classes of the Mafco.

            J. CLOSING DATE. Closing Date means the date on which the conditions set forth in Section III A. are satisfied.

            K. COLLATERAL. Collateral means, collectively, (i) the Purchased Securities Collateral, (ii) any Other Collateral and (iii) all other property described as collateral security for the Obligations in any Loan Document, including, without limitation, the Pledge Agreements.

            L. CONVERTIBLE SECURITIES. Convertible Securities means the "Series A Convertible Preferred Stock" of the Purchased Securities Issuer established pursuant to the Certificates of Designation. Neither Trading Securities nor the Series B Preferred Stock of the Purchased Securities Issuer constitute Convertible Securities.

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            M. DISTRIBUTION. Distribution means (i) any dividend or other distribution on the capital stock or other equity interests of the Borrower; and
(ii) any redemption, repurchase, defeasance or acquisition of the capital stock or other equity interests of the Borrower or of warrants, rights or other options to purchase such capital stock or other equity interest.

            N. EVENT OF DEFAULT. Event of Default has the meaning specified in the Note.

            O. GOVERNMENTAL AUTHORITY. Governmental Authority means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            P. GUARANTIES. Guaranties means, collectively, the Continuing and Unconditional Guaranties of the Guarantors, dated as of the date hereof, and such other guaranties hereafter executed by any Guarantor in respect of the all or any part of the Obligations, and as such agreements may be amended, restated, modified, extended or replaced from time to time.

            Q. GUARANTORS. Guarantors means, collectively, (i) Perelman, (ii) Mafco, (iii) GSB Guarantor Corp., a Delaware corporation, and (iv) all other guarantors of the Obligations identified in any Loan Document.

            R. INTEREST PERIOD. Interest Period means each one month period during which interest on the Loan shall be calculated by reference to Adjusted LIBOR, determined as of the second Business Day before the commencement of that Interest Period; PROVIDED, HOWEVER, that:

              (i) the initial Interest Period shall commence on the date on which the Loan is made and end on the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month);

              (ii) each subsequent Interest Period shall commence on the last day of the immediately preceding Interest Period and end on the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month); and

              (iii) any Interest Period which would otherwise extend beyond the
                    Termination Date shall end on the Termination Date.

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            S. LOAN DOCUMENT. Loan Document means any of this Agreement, the
Note, the Pledge Agreements, the Guaranty Agreements, the Purchased Securities Issuer Acknowledgment and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto, in each case, as amended, restated, modified, extended or replaced from time to time.

            T. LOAN. Loan mean the term loan made by the Bank to the Borrower pursuant to Section II of this Agreement.

            U. MAFCO. Mafco means Mafco Holdings Inc., a Delaware corporation.

            V. MARGIN MAINTENANCE CERTIFICATE. Margin Maintenance Certificate means the certification of the Borrower, in the form of EXHIBIT A hereto.

            W. MARGIN MAINTENANCE LIMIT. Margin Maintenance Limit means, at any date, the sum of (i) the product of (A) the Purchased Securities Collateral Value, and (B) the then applicable Margin Rate; and (ii) the product of (A) the Other Collateral Value, if any, and (B) the then applicable Margin Rate, all as calculated in the sole discretion of the Bank.

            X. MARGIN RATE. Margin Rate means, at any date, (i) in the case of the Purchased Securities Collateral, (A) during such times, if any, that the Price Requirement is satisfied, fifty-five percent (55%), and (B) during such times, if any, that the Price Requirement is not satisfied, zero percent (0%); and (ii) in the case of Other Collateral, if any, a percentage to be determined and adjusted at the sole discretion of the Bank from time to time.

            Y. MATURITY DATE. Maturity Date means November 19, 2004.

            Z. NOTE. Note means the promissory note of the Borrower, dated as of the date hereof, evidencing the Obligations of the Borrower with respect to the Loan and delivered to the Bank, as such promissory note may be amended, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement thereof.

            AA. OBLIGATIONS. Obligations means (i) the obligations of the Borrower to pay, as and when due and payable (by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by it pursuant to any Loan Document, whether for principal, interest, fees or otherwise and (ii) the obligations of the Borrower to perform or observe all of Borrower's other obligations from time to time existing under any Loan Document.

            BB. OTHER COLLATERAL. Other Collateral means property satisfactory to the Bank, other than the Purchased Securities Collateral, which property shall be provided by the Borrower as collateral security for all of the Obligations pursuant to Section II E.1., Section II E.2. or Section III B.3. and described in a Pledge Agreement at the time such property has been pledged to and accepted by the Bank.

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            CC. OTHER COLLATERAL VALUE. Other Collateral Value means the value of any Other Collateral, as determined and adjusted at the sole discretion of the Bank from time to time.

            DD. PERSON. Person means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, or Governmental Authority.

            EE. PLEDGE AGREEMENTS. Pledge Agreements means the Purchased Securities Pledge Agreement and such other pledge or security agreements or mortgages or deeds of trust hereafter executed by the Borrower or any other Person pursuant to which the Borrower or such other Person pledges to the Bank any Collateral as collateral security for all the Obligations, and as such agreements may be amended, restated, modified, extended or replaced from time to time.

            FF. PERELMAN. Perelman means Ronald O. Perelman.

            GG. PERMITTED INDEBTEDNESS. Permitted Indebtedness means financing (in addition to the Loan) in a principal amount not to exceed Forty Million Dollars ($40,000,000) in the aggregate for the purpose of financing part of the purchase price of the Convertible Securities that do not constitute part of the Purchased Securities Collateral, and, subject to the foregoing limitations, any extension, renewal, refinancing or replacement of such additional financing.

            HH. PRICE REQUIREMENT. Price Requirement means, at any date, that the Relevant Per Share Price is not less than Seven Dollars ($7.00) (as adjusted for stock splits occurring after the Closing Date).

            II. PRIME RATE. Prime Rate means the fluctuating rate of interest established by the Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by the Bank as an index and may or may not at any time be the best or lowest rate charged by the Bank on any loan. To the extent to the Loan or any other amount under the Loan Documents bear interest at the Prime Rate, the floating interest rate shall be adjusted automatically with respect to each such amount as and when the Prime Rate shall change.

            JJ. PURCHASED SECURITIES COLLATERAL. Purchased Securities Collateral means the Convertible Securities and the Series B Preferred Stock of the Purchased Securities Issuer described on EXHIBIT A to the Pledge Agreement and pledged by the Borrower to the Bank pursuant to the Pledge Agreement, together with the Trading Securities, if any, resulting from the conversion of such Convertible Securities.

            KK. PURCHASED SECURITIES COLLATERAL VALUE. Purchased Securities Collateral Value means, at any date, the sum of (i) for that portion of the Purchased Securities Collateral that constitutes Convertible Securities, the product of (A) the Relevant Per Share Price at the close of trading on the immediately preceding Business Day, and (B) the Purchased Securities Conversion Amount; and (ii) for that portion, if any, of Purchased Securities Collateral that constitutes Trading Securities, the

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product of (A) the Relevant Per Share Price at the close of trading on the immediately preceding Business Day, and (B) the number of shares of such Trading Securities.

            LL. PURCHASED SECURITIES CONVERSION AMOUNT. Purchased Securities Conversion Amount means, at any date, the product of (i) the Conversion Rate (as defined in the Certificate of Designations), and (ii) the number of shares of Convertible Securities comprising part of the Purchased Securities Collateral.

            MM. PURCHASED SECURITIES ISSUER. Purchased Securities Issuer means Scientific Games Corporation (f/k/a Autotote Corporation), a Delaware corporation.

            NN. PURCHASED SECURITIES ISSUER ACKNOWLEDGMENT. Purchased Securities Issuer Acknowledgment means the Purchased Securities Issuer Acknowledgment of the Issuer, in the form of EXHIBIT B hereto.

            OO. PURCHASED SECURITIES PLEDGE AGREEMENT. Pledge Agreement means the Pledge Agreement of the Borrower pursuant to which the Borrower pledges to the Bank the property described therein, including, without limitation, the Purchased Securities Collateral listed and described on EXHIBIT A thereto, as collateral security for all the Obligations, and as such Pledge Agreement may be amended, restated, modified, extended or replaced from time to time.

            PP. REGISTRABLE SECURITIES. Registrable Securities means (i) the shares of the Trading Securities issued or issuable upon conversion of the Convertible Securities being acquired by the Purchaser, and (ii) any other shares of capital stock of the Purchased Securities Issuer issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in the preceding clause
(i).

            QQ. REGISTRATION STATEMENT. Registration Statement shall mean any registration statement or comparable document under the Securities Act through which a public sale or disposition of the Registrable Securities may be registered on the appropriate form pursuant to the Securities Act and all amendments and supplements thereto, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

            RR. RELEVANT PER SHARE PRICE. Relevant Per Share Price means the per share price of the Trading Securities on the trading exchange or stock market for the Trading Securities, as reported by THE WALL STREET JOURNAL or any successor publication.

            SS. RULE 144. Rule 144 means Rule 144 (or a successor rule) under the Securities Act.

            TT. SEC. SEC means the United States Securities and Exchange Commission.

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            UU. SECURITIES ACT. Securities Act means the Securities Act of 1933, as amended.

            VV. SELLER. Seller means Cirmatica Gaming, S.A., a Spanish corporation.

            WW. STOCK PURCHASE AGREEMENT. Stock Purchase Agreement means the Stock Purchase Agreement, dated as of October 10, 2003, between Mafco and the Seller.

            XX. STOCK PURCHASE DOCUMENTS. Stock Purchase Documents means the Certificate of Designations and the Stock Purchase Agreement, together with each other agreement, instrument and document executed in connection therewith or related thereto (including, without limitation, the Existing Agreements (as defined in the Stock Purchase Agreement)), including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

            YY. STOCKHOLDERS AGREEMENT. Stockholders' Agreement means the Stockholders' Agreement, dated as of September 6, 2000, among the Seller, The Oak Fund, Peconic Fund Ltd., Ramius Securities, LLC, Olivetti International S.A., and the Purchased Securities Issuer, as supplemented by the Supplemental Stockholders' Agreement, dated as of June 26, 2002, between the Seller and the Purchased Securities Issuer, as further supplemented by the Letter Agreement, dated as of October 10, 2003, between the Purchased Securities Issuer and Mafco.

            ZZ. TERMINATION DATE. Termination Date means the earlier of (i) the Maturity Date and (ii) the date on which the Loan is accelerated following an Event of Default.

            AAA. TRADING SECURITIES. Trading Securities means the Class A common stock of the Purchased Securities Issuer. Convertible Securities do not constitute Trading Securities until lawfully converted in accordance with the Certificate of Designation. The Series B Preferred Stock of the Purchased Securities Issuer does not constitute Trading Securities.

         All accounting terms not specifically defined or specified herein shall have the meanings attributed to such terms under U.S. generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied.

         II. LOAN.

            A. MAKING THE LOAN. The Bank hereby agrees, on the terms and conditions hereinafter set forth, to make the Loan to the Borrower in a principal amount equal to the lesser of (i) Twenty-Five Million Dollars ($25,000,000), and (ii) the Advance Limit. The Borrower shall make a request for the Loan in writing (a "Notice of Borrowing"), which Notice of Borrowing shall specify the proposed amount of the Loan and the requested funding date (which shall be a Business Day), together with

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

disbursement instructions. On the funding date specified in the Notice of Borrowing and upon fulfillment of the applicable terms and conditions set forth in Article III hereof, the Bank will make the proceeds of the Loan available to the Borrower in accordance with the disbursement instructions contained in the Notice of Borrowing, not later than 5:00 P.M. (Eastern time) on such date; PROVIDED, HOWEVER, if the funding date specified in the Notice of Borrowing is the Closing Date and the closing shall not have occurred prior to 2:00 P.M. (Eastern time) on such date, the Bank will, subject to the fulfillment of the applicable terms and conditions set forth in Article III hereof (other than delivery of a new Notice of Borrowing), make the proceeds of the Loan available to the Borrower in accordance with such disbursement instructions, not later than 5:00 P.M. (Eastern time) on the first Business Day following the Closing Date. Once the Loan is made pursuant to this Section II A., the Borrower may prepay the Loan in whole or in part pursuant to this Article II, but the Borrower may not reborrow the Loan in whole or in part once prepaid or repaid.

            B. INTEREST RATE. The outstanding principal balance of the Loan will bear interest at a rate per annum equal at all times during each Interest Period to the sum of (i) Adjusted LIBOR for such Interest Period, plus (ii) the Applicable Margin; PROVIDED, HOWEVER, that after the occurrence and during the continuance of an Event of Default, the principal of and interest on the Loan and any other amounts owing hereunder or under the other Loan Documents shall bear interest at a rate per annum equal to the Prime Rate plus 4%. Absent the existence of an Event of Default, on the last day of each Interest Period for the Loan, the Loan shall be continued for a subsequent Interest Period.

            C. REPAYMENT. The Borrower will pay all accrued interest on the Loan quarterly on the first Business Day of each calendar quarter commencing with the calendar quarter beginning on January 1, 2004. The Borrower will repay the entire unpaid principal amount of the Loan and all accrued and unpaid interest thereon in full on the Termination Date.

            D. OPTIONAL PREPAYMENT. The Borrower may, subject to the provisions of Section II K., prepay the Loan in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid; PROVIDED, HOWEVER, that (i) each partial prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof and (ii) the Borrower shall give the Bank irrevocable written notice at least one (1) Business Day prior to the date of the prepayment of the Loan. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment.

            E. MANDATORY PREPAYMENT.

               1. If at any time the Bank, with the advice of counsel, determines that the transactions contemplated by this Agreement or any of the other Loan Documents violate any provision of Regulations T, U or X of the Federal Reserve Board, the Borrower will, upon three (3) Business Days' written notice from the Bank, either

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

(i) prepay the Loan by an amount sufficient such that, after such prepayment, the transactions contemplated by the Loan Documents will not violate any provision of Regulations T, U or X of the Federal Reserve Board (as determined by the Bank in its sole discretion), or (ii) provide for a grant to the Bank, as collateral security for the Obligations, a perfected, first priority security interest in, and lien or mortgage on, Other Collateral that is in such amounts and having such market values, liquidity, volatility, marketability, concentration and other characteristics as the Bank may, in its sole discretion, determine to be sufficient to cause, after the grant of such additional security interest, the transactions contemplated by the Loan Documents not to violate any provision of Regulations T, U or X of the Federal Reserve Board. In connection with such grant, the Borrower will execute and deliver (or cause to be executed and delivered) a Pledge Agreement, in form and substance satisfactory to the Bank, and such agreements, financing statements, instruments, assignments, legal opinions and other documents that are, in the opinion of the Bank, necessary or advisable to grant and perfect a first priority security interest, lien or mortgage in favor of the Bank in such Other Collateral.

               2. If at any time the Bank determines that the outstanding principal amount of the Loan equals or exceeds an amount equal to the Margin Maintenance Limit, the Borrower will, upon two (2) Business Days' written notice from the Bank, either (i) prepay the Loan by an amount such that, after such prepayment, the outstanding principal amount of the Loan does not exceed an amount equal to the Advance Limit or (ii) pledge to the Bank, as collateral security for the Obligations, a perfected, first priority security interest in, and lien or mortgage on, Other Collateral that is in such amounts and having such market values, liquidity, volatility, marketability, concentration and other characteristics as the Bank may, in its sole discretion, determine to be sufficient to cause, after the grant of such additional security interest, the outstanding principal amount of the Loan not to exceed an amount equal to the Advance Limit. In connection with such grant, the Borrower will execute and deliver (or cause to be executed and delivered) a Pledge Agreement, in form and substance satisfactory to the Bank, and such agreements, financing statements, instruments, assignments, legal opinions and other documents that are, in the opinion of the Bank, necessary or advisable to grant and perfect a first priority security interest, lien or mortgage in favor of the Bank in such Other Collateral.

            F. EVIDENCE OF CREDIT EXTENSIONS. The Loan shall be evidenced by the Note. The Bank shall record advances and principal payments thereof, in its records, which shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to the Loan or any payment shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Note.

            G. PAYMENT. Payment of principal, interest and any other sums due under this Agreement, the Note or any other Loan Document shall be made without set-off or counterclaim in United States dollars and in immediately available funds on the day such payment is due not later than 12:00 noon New York time. All sums received after such time shall be deemed received on the next Business Day, and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day or days, as applicable. All payments shall be made to the Bank in accordance with the Bank's written instructions.

            H. COMPUTATIONS OF INTEREST; BUSINESS DAY. All computations of interest under this Agreement and the Note shall be made on the basis of a year of three hundred and sixty (360) days and actual days elapsed. Interest shall accrue daily on the outstanding principal balance of the Loan from and including the date the Loan is made by the Bank to but excluding the date on which the Loan is repaid. Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

            I. INCREASED COSTS, ETC. If, after the date of this Agreement, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on the Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining the Loan, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent demonstrable error.

               1. If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Loan, then the Borrower shall, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Loan. A certificate as to such amounts, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent demonstrable error.

               2. Prior to making any demand for compensation under this Section II I., (i) the Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank, and (ii) the Bank will permit the

Borrower to prepay all or any part of the Loan, together with interest to the date of payment, provided that nothing herein shall relieve the Borrower from its obligation to compensate the Bank for increased costs or reduced return incurred prior to the taking of the actions contemplated by clauses (i) and (ii) above.

            J. ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, makes it unlawful or impossible for the Bank to maintain or fund the Loan at an interest rate based on Adjusted LIBOR, the Bank shall forthwith give notice thereof to the Borrower, whereupon the obligation of the Bank to maintain or fund the Loan at a rate based on Adjusted LIBOR shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. The Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower if the making of such a filing would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank makes a reasoned determination that it may not lawfully continue to maintain or fund the Loan at a rate based on Adjusted LIBOR and so specifies in such notice, then effective on the date specified in such notice, the Loan shall bear interest at the Prime Rate.

            K. FUNDING LOSSES. The Borrower agrees to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

              (i) the failure of the Borrower to make any payment or required prepayment of principal of the Loan (including payments made after any acceleration thereof);

              (ii) the failure of the Borrower to make any prepayment permitted hereunder after giving notice thereof;

              (iii) the repayment of all or any portion of the Loan bearing interest at a rate based on Adjusted LIBOR on a day which is not the last day of an Interest Period (whether at maturity, due to acceleration or otherwise); or

              (iv) the failure for any reason (other than a wrongful default by the Bank) of the Borrower to borrow the Loan after notice has been given to the Bank in accordance with Section II A. hereof (whether or not such notice is withdrawn).

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loan hereunder at a rate based on Adjusted LIBOR or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Bank under this section, to the extent that all or any portion of the Loan bears interest at a rate based on Adjusted LIBOR (and each related reserve, special deposit or similar requirement), the Loan or such portion thereof shall be conclusively deemed to have been funded by a matching deposit in dollars in the interbank Eurodollar market for a comparable amount and for the respective Interest Period, whether or not the Loan or such portion was in fact so funded.

            L. UNAVAILABILITY. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to the Borrower. Commencing at the end of each Interest Period then in effect, the Loan shall bear interest at the Prime Rate (rather than at a rate based on Adjusted LIBOR) until the Bank revokes such notice in writing.

            M. USE OF PROCEEDS. All of the proceeds of the Loan will be used by the Borrower solely to finance (i) part of the purchase price of the Convertible Securities being acquired by the Borrower, (ii) the Commitment Fee and (iii) transaction expenses in connection with the Loan.

            N. FEE. At closing, the Borrower will pay to the Bank a non-refundable commitment fee of Two Hundred Fifty Thousand Dollars ($250,000) (the "Commitment Fee"), which Commitment Fee will be fully-earned by the Bank on the Closing Date.

         III. CONDITIONS PRECEDENT.

            A. CONDITIONS TO THE LOAN. The obligation of the Bank to make the Loan under this Agreement is subject to the condition precedent that the Bank shall have received on or prior to the Closing Date the following (in the case of agreements, instruments and documents, each duly executed and in form and substance satisfactory to the Bank and its counsel and, unless indicated otherwise, dated the Closing Date):

              1. AGREEMENT. This Agreement, duly executed by the Borrower.

              2. NOTE. The Note, duly executed by the Borrower.

              3. GUARANTIES. The Guaranties, each duly executed by the appropriate Guarantor.

              4. PLEDGE AGREEMENT, ETC. The Pledge Agreement, duly executed by the Borrower.

              5. PURCHASED SECURITIES ISSUER ACKNOWLEDGEMENT. The Purchased Securities Issuer Acknowledgement, duly executed by the Purchased Securities Issuer.

              6. STOCK CERTIFICATES, ETC. Original certificates representing the Purchased Securities Collateral together with an undated stock or note power for each such certificate, duly executed in blank by the Borrower (or, if any item of Purchased Securities Collateral is uncertificated, confirmation and evidence that appropriate book entries have been made in the relevant books and records of a securities intermediary under applicable law).

              7. STOCK PURCHASE DOCUMENTS. True, correct and complete copies of
(i) the Certificate of Designations; (ii) the Stock Purchase Documents, duly executed by the Borrower, the Seller, the Purchased Securities Issuer or such other Persons, as appropriate; (iii) a counterpart of the Stockholders Agreement, duly executed by the Borrower; and (iv) a written request pursuant to
Section 5(c) of the Stockholders Agreement for the Purchased Securities Issuer to effect a registration on Form S-3, duly executed by the Borrower and acknowledged by signature of the Purchased Securities Issuer. The representations and warranties contained in the Stock Purchase Documents shall be true and correct in all material respects. The transactions contemplated by the Stock Purchase Documents shall have been (or shall simultaneously be) consummated in all material respects in accordance with the Stock Purchase Documents.

              8. PAYMENTS AT CLOSING. The Borrower shall have paid (i) to the Bank, the Commitment Fee, and (ii) to Blank Rome LLP, counsel to the Bank, its fees, disbursements and other charges in connection with the preparation, negotiation, execution and delivery of the Loan Documents.

              9. FINANCING STATEMENTS. Uniform Commercial Code financing statements and other notices and other documents and instruments, duly executed by the Borrower, each ready for filing in such office or offices as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests of the Bank in the Purchased Securities Collateral.

              10. LIEN REPORTS. A current search report from the Borrower's and each entity Guarantor's state of incorporation showing no Uniform Commercial Code filings, judgments or federal or state tax liens to be of record.

              11. OPINION OF COUNSEL. One or more opinion letters, dated the Closing Date, of counsel to the Borrower and the Guarantors as to such matters as the Bank may require.

              12. INTENTIONALLY DELETED.

              13. OTHER DOCUMENTS. All other promissory notes, loan agreements, security agreements, financing statements, assignments, guaranties, corporate resolutions, appraisals and other documents and instruments that are, in the opinion of the Bank, necessary in connection with the Loan.

              14. OTHER INFORMATION. Such other financial or other information as the Bank may reasonably require.

            B. ADDITIONAL CONDITIONS TO THE LOAN. Without limiting the foregoing, the obligation of the Bank to make the Loan is further subject to the conditions precedent that:

               1. The following statements shall be true, and the acceptance of the proceeds of the Loan by the Borrower shall be deemed to be a representation and warranty of the Borrower on the date of the Loan that, (i) the representations and warranties contained in Article IV of this Agreement and in each other Loan Document and certificate or other writing delivered by or on behalf of the Borrower to the Bank pursuant hereto on or prior to the date of the Loan are true, correct and complete on and as of such date as though made on and as of such date; (ii) no Event of Default (or event which after the giving of notice, the passage of time, or both, would become an Event of Default) has occurred and is continuing or would result from the making of the Loan to be made on such date; and (iii) no material adverse change in the financial condition, properties or prospects of the Borrower or any other Person liable for repayment of the Loan shall have occurred and be continuing on such date;

               2. The Bank shall have received a Notice of Borrowing in accordance with Section II A. with respect to the Loan, and a Margin Maintenance Certificate in accordance with Section V A.1.; and

               3. The Borrower shall have executed and delivered to the Bank a Pledge Agreement, in form and substance satisfactory to the Bank, with respect to any Collateral to be purchased by the Borrower with the proceeds of the Loan, together with such other agreements, financing statements, instruments, assignments, legal opinions and other documents that are, in the opinion of the Bank, necessary or advisable to grant and perfect a first priority security interest, lien or mortgage in favor of the Bank in such property upon its acquisition by the Borrower.

         IV. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

            A. ORGANIZATION AND QUALIFICATION. Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware (which state is the only jurisdiction in which the Borrower is incorporated), with the requisite corporate power and authority to consummate the transaction contemplated by the Stock Purchase Documents and the Loan Documents, to own and use its property and to carry on its business as currently conducted. The exact legal name of the Borrower is as set forth in the preamble to this Agreement and the Borrower's organizational identification number issued by the State of Delaware is 3715639.

            B. AUTHORITY AND COMPLIANCE.

               1. The Borrower has full power and authority to execute and deliver the Loan Documents to which it is a party and to incur and perform the obligations provided for herein and therein. The execution and delivery of and performance under this Agreement, the Note and the other Loan Documents by the Borrower have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower. The Borrower is not in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

               2. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents by the Borrower and the consummation by the Borrower of the transactions contemplated thereby and by the Stock Purchase Documents do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) conflict with, or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in a loss of contractual benefits under any agreement, credit facility, indenture or instrument to which the Borrower is party or by which any property of the Borrower is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Borrower is subject or by which any property of the Borrower is bound or affected.

               3. No consent or approval of any Governmental Authority or other third party is or will be required as a condition to the enforceability of any Loan Document or Stock Purchase Document (other than, in the case of the Stock Purchase Documents, those consents and approvals which have heretofore been obtained), and the Borrower is and will be in compliance in all material respects with all laws and regulatory requirements to which the Borrower is subject.

            C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed and delivered by the Borrower and to be executed and delivered by the Borrower to the Bank are or shall be (on the date of their execution and thereafter) duly executed and delivered by the Borrower and are and shall be (on the date of their execution and thereafter) enforceable against the Borrower in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by general equitable principles (whether in a suit, at law or in equity).

            D. LITIGATION. There is no litigation or proceeding involving the Borrower pending or, to the knowledge of the Borrower, threatened before any court, tribunal or Governmental Authority, which may in any way materially adversely affect the financial condition, operations or prospects of the Borrower.

            E. NO CONFLICTING LAWS OR AGREEMENTS. There is no law, rule, regulation (including, without limitation, Regulations T, U or X of the Federal Reserve Board) or order pertaining to the Borrower and no provision of any agreement, mortgage or contract binding on the Borrower or affecting the Borrower's property, which would conflict with, be breached by, be in default or in any way prevent, the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower further represents and warrants to the Bank that, as of the Closing Date and, if different, the actual funding date of the Loan, the Convertible Securities do not constitute "margin stock" within the meaning of Regulation U of the Federal Reserve Board.

            F. OWNERSHIP OF PROPERTY. The Borrower has good and transferable title to all of the Purchased Securities Collateral, the other Collateral, if applicable, and the Borrower's other property, free and clear of all liens and encumbrances, except liens granted to the Bank on the Collateral and liens granted to the holders of the Permitted Indebtedness on Convertible Securities that do not constitute part of the Collateral.

            G. CAPITALIZATION. As of the Closing Date, one hundred percent of the issued and outstanding capital stock of all classes of the Borrower is directly owned and controlled by Mafco, and one hundred percent of the issued and outstanding capital stock of all classes of Mafco is owned and controlled, directly or indirectly, by Perelman.

            H. COMPLIANCE WITH LAWS. The Borrower is not in violation of any applicable statute, ordinance, law, rule or regulation (including without limitation environmental, health and safety laws, rules and regulations) of any Governmental Authority in any material respect.

            I. TAXES. All material taxes and assessments due and payable by the Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which he is required to file.

            J. FINANCIAL INFORMATION. To the extent that delivery of financial statements of the Borrower or any Guarantor is required hereunder, the most recent financial statements of such Person which have been delivered to the Bank fairly present such Person's financial condition as of the date thereof, and there has occurred no material adverse change in the financial condition of such Person since the date of such financial statements. The Borrower has not failed to disclose to the Bank any information that could materially affect the Borrower's or any Guarantor's properties, prospects or business or financial condition.

            K. ACCURACY OF INFORMATION. All information furnished by the Borrower to the Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to the Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

            L. THE ISSUER. As of the Closing Date, the Borrower has no knowledge of (i) any insolvency or bankruptcy proceeding of any type instituted by or with respect to the Purchased Securities Issuer or any other issuer of Collateral or
(ii) any event that could reasonably be expected to have a material adverse effect on the properties, prospects or business or financial condition of the Purchased Securities Issuer or on the Purchased Securities Issuer's properties, except as disclosed in a statement or report heretofore filed by the Purchased Securities Issuer with the Securities and Exchange Commission.

            M. STOCK PURCHASE DOCUMENTS.

               1. The Bank has received true and complete copies of the Stock Purchase Documents. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Bank;

               2. No default has occurred under any of the Stock Purchase Documents;

               3. The transactions contemplated by the Stock Purchase Documents have been consummated in accordance with the terms thereof and all applicable laws (including, without limitation, gaming laws);

               4. Each Stock Purchase Document, when delivered, will be valid and binding upon each party thereto and enforceable in accordance with its terms; and

               5. At the time of consummation of the transactions contemplated by the Stock Purchase Documents, all third party approvals and other consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities (including, without limitation, gaming authorities) required in order to make or consummate the transactions contemplated by the Stock Purchase Documents have been obtained, given, filed or taken and are in full force and effect. Additionally, there does not exist any judgment, order or injunction prohibiting the transactions contemplated by the Stock Purchase Documents or the performance by any party to the Stock Purchase Documents.

            N. EVENT OF DEFAULT. No Event of Default has occurred and is continuing.

            O. USE OF PROCEEDS. The proceeds of the Loan will not be used in any manner that would violate any law, rule, regulation or order of any Governmental Authority, including without limitation, Regulations T, U and X of the Federal Reserve Board.

            P. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

            Q. SPECIAL PURPOSE ENTITY. The Borrower was formed to effect the transactions contemplated by the Stock Purchase Documents. The Borrower has no material property (other than the Purchased Securities Collateral, other Convertible

Securities that do not constitute part of the Purchased Securities Collateral and its rights under the Stock Purchase Documents) and no material liabilities (other than liability for the Obligations and Permitted Indebtedness).

            R. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date (and, if the date of the making of the Loan is after the Closing Date, at and as of the date of the making of the Loan) and, pursuant to Section V H., all such representations and warranties (other than the representations and warranties expressly made solely as of the Closing Date) shall constitute continuing covenants on the part of the Borrower.

            S. REGISTRABLE SECURITIES; COLLATERAL.

               1. No consent or approval of any Governmental Authority or any other Person is or will be required as a condition to the conversion of the Convertible Securities into Trading Securities.

               2. Upon conversion of the Convertible Securities into Trading Securities, such securities shall constitute "Registrable Securities" for purposes hereof as well as for purposes of the Stockholders Agreement.

               3. The Collateral does not (and will not at any time) constitute more than five (5%) of the equity securities of the Purchased Securities Issuer.

             V. AFFIRMATIVE COVENANTS. Until full payment and performance of all Obligations of the Borrower under the Loan Documents, the Borrower will do all of the following (without limiting any requirement contained in any other Loan Document):

               A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will maintain a system of accounting satisfactory to the Bank and in accordance with GAAP consistently applied throughout the periods involved, permit the Bank's officers or authorized representatives to visit and inspect the Borrower's books of account and other records upon reasonable notice and at such reasonable times during normal business hours and as often as the Bank may reasonably desire, and pay the reasonable fees and disbursements of any accountants or other agents of the Bank selected by the Bank for the foregoing purposes. Unless written notice of another location is given to the Bank, the Borrower's books and records will be located at the Borrower's Address. All financial information, reports and statements called for below shall be prepared in form and content reasonably acceptable to the Bank. In addition, the Borrower will furnish to the Bank:

                   1. a Margin Maintenance Certificate upon request for the Loan and, thereafter, at least monthly not later than the 15th day of each month (or more frequently if requested by the Bank);

                   2. a copy of any material notice delivered under any of the Stock Purchase Documents, promptly after receipt; and

                   3. such information, reports and statements respecting the financial condition of the Borrower or any Guarantor as the Bank may reasonably request from time to time, promptly after receipt of such request.

            B. ADVERSE CONDITIONS OR EVENTS. The Borrower will promptly advise the Bank in writing of (i) any condition, event or act which comes to the attention of the Borrower that would or might materially adversely affect any of the Collateral or the Borrower's financial condition, prospects or operations or the Bank's rights under the Loan Documents, (ii) any litigation filed by or against the Borrower and (iii) any event that has occurred that would constitute an Event of Default. Notwithstanding anything to the contrary contained in the preceding CLAUSE (i) of this Section, the Borrower will not be required to advise the Bank of any non-public information pertaining to the Purchased Securities Issuer.

            C. EXISTENCE. The Borrower will preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in states in which such qualification is necessary in order for the Borrower to conduct its business in such states. The Borrower will maintain in full force and effect all licenses, permits, charters and registrations which are material to the conduct of its business.

            D. COMPLIANCE WITH LAWS. The Borrower will duly observe and conform to in all material respects, all laws, rules and regulations made by any Governmental Authority.

            E. TAXES AND OTHER OBLIGATIONS. The Borrower will pay all taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of the transactions contemplated by the Loan Documents, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

            F. INTENTIONALLY DELETED.

            G. REGISTRABLE SECURITIES.

               1. The Borrower will cause the Purchased Securities Issuer, at the sole cost and expense of the Purchased Securities Issuer or the Borrower, to file a Registration Statement on Form S-3 with the SEC (which Registration Statement will have the characteristics described in the last sentence of this paragraph) within forty-five (45) days after the Closing Date; PROVIDED, HOWEVER that if the Purchased Securities Issuer exercises its rights under Section 5(a)(iii) or Section 5(c)(ii)(ii) of the Stockholders Agreement such period will be extended by twenty (20) days. The Borrower agrees to give the Bank prompt written notice of such exercise, and the Borrower will further cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter, but in no event later than March 19, 2004. Such Registration Statement will

(A) cover all of the Registrable Securities (whether or not any conversion has taken place), and (B) provide for the registration under the Securities Act of the Registrable Securities to the extent necessary to permit the public disposition thereof by the Borrower (and its successors and assigns) upon the effectiveness of the Registration Statement and by the Bank following an Event of Default.

               2. Once effective, the Borrower will cause the effectiveness of such Registration Statement to be continuously maintained (with any updates, amendments or supplements) until the earlier of (A) the date that all of the Registrable Securities have been disposed of (it being acknowledged that any disposition by the Borrower of the Registrable Securities will be subject to
Section VI A.), and (B) the date that the Borrower receives an opinion of counsel to the Purchased Securities Issuer (addressed to the Borrower and the Bank) that is reasonably acceptable to the Bank that all of the Registrable Securities may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Securities Act) pursuant to Rule 144 or otherwise. Subject to the foregoing, the Borrower will promptly notify the Bank upon becoming aware of any event which could reasonably be expected to adversely impact the continued effectiveness of the Registration Statement.

               3. The Borrower shall further take, and cause the Purchased Securities Issuer to take, at the sole cost and expense of the Purchased Securities Issuer or the Borrower, all other actions reasonably requested by the Bank from time to time (whether or not an Event of Default exists) to facilitate the public disposition by the Bank of the Registrable Securities following an Event of Default in accordance with the Securities Act and all applicable laws, rules and regulations made by any Governmental Authority.

               4. The Borrower (A) will use all available means to protect and enforce its rights under the Stockholders Agreement, including without limitation assuring that the Purchased Securities Issuer complies with all of the provisions of Section 5 thereof, and (B) will comply with all of its obligations to the other parties under the Stockholders Agreement.

               5. The Borrower will not sell any securities or permit any Person whose sales of securities would be aggregated with sales by the Bank under Rule 144(e) promulgated under the Securities Act to sell any securities, the result of which would be to require the Bank to aggregate any Registrable Securities constituting part of the Collateral to be sold by the Bank following an Event of Default with any securities to be sold by the Borrower or any other Person for purposes of Rule 144(e).

            H. REPRESENTATIONS AND WARRANTIES. The Borrower will cause all the representations and warranties (other than the representations and warranties expressly made solely as of the Closing Date) to be true and correct in all material respects at all times until full payment and performance of all Obligations of the Borrower under the Loan Documents.

            I. REGULATION U. Upon each conversion of the Convertible Securities constituting part of the Collateral (or more frequently upon the Bank's request if at any time the Bank, with the advice of counsel, determines that the transactions contemplated by this Agreement or any of the other Loan Documents are or may become subject to Regulation U of the Federal Reserve Board), the Borrower will promptly complete, execute and deliver a Federal Reserve Form FR U-1 (the statements made in which shall be reasonably acceptable to the Bank) and such other documentation as the Bank may reasonably require from time to time in order to maintain continuing compliance with Regulation U.

         VI. NEGATIVE COVENANTS.Until full payment and performance of all Obligations of the Borrower under the Loan Documents, the Borrower will not do any of the following (without limiting any requirement contained in any other Loan Document):

            A. DISPOSITION OF PROPERTY. The Borrower will not sell, lease, transfer, assign, or otherwise dispose of any of the Collateral or any substantial portion of its other property.

            B. LIENS AND ENCUMBRANCES. The Borrower will not (i) grant or permit to exist any lien upon any of its property of any kind, except for liens in favor of the Bank on the Collateral and liens in favor of the holders of the Permitted Indebtedness on Convertible Securities that do not constitute part of the Collateral, or (ii) enter into any other agreement with any other Person (other than in favor of the holders of Permitted Indebtedness, which agreements with such holders shall not restrict the Borrower's ability to grant any lien on any of the Collateral in favor of the Bank) which shall contain a covenant substantially similar to that set forth in clause (i) of this Section VI B.

            C. INDEBTEDNESS. The Borrower will not incur, create, assume, or permit to exist any indebtedness, guaranty or similar liability or obligation, except for the Obligations and the Permitted Indebtedness.

            D. MERGERS. The Borrower will not merge with or into or consolidate or otherwise combine with any other Person or enter into any liquidation or dissolution.

            E. ACQUISITIONS. The Borrower will not acquire all or a substantial portion of the property or capital stock or other equity interests of any Person other than investments permitted under Section VI G.

            F. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates or enter into any partnership, joint venture or operating management agreement with any of its Affiliates, except for transactions not expressly prohibited by this Agreement or the other Loan Documents which are on fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

            G. LOANS AND INVESTMENTs. The Borrower will not make any loans to, or purchase any debt or equity securities of, or otherwise make any investment in, any Person, other than investments in the Purchased Securities Issuer or such other issuer of the Collateral as may be approved by the Bank.

            H. DISTRIBUTIONS. The Borrower will not declare or pay or make any form of Distribution if an Event of Default has occurred and is continuing.

            I. BUSINESS. The Borrower will not conduct or engage in any business or operations other than acquiring the Convertible Securities and the Trading Securities. The Borrower will not (i) change its state of incorporation or incorporate in another state other than Delaware, or (ii) change its legal name.

            J. STOCK PURCHASE DOCUMENTS. The Borrower will not enter into, or permit Mafco to enter into, any material amendment, waiver or modification of the Certificate of Designations or the Stockholders Agreement without the prior written consent of the Bank, it being agreed that any modification to the Certificate of Designations or the Stockholders Agreement impacting the Conversion Rate (as defined in the Certificate of Designations), or the registration rights with respect to the Purchased Securities Collateral, will be considered to be material.

            K. CHANGE OF CONTROL. The Borrower will not permit a Change of Control to occur.

         VII. REMEDIES UPON DEFAULT.If an Event of Default shall occur, the Bank may exercise all rights, powers and remedies available to it under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

         VIII. NOTICES.All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:

         c/o Mafco Holdings Inc.
         35 East 62nd Street
         New York, New York 10021
         Attention:  Barry F. Schwartz
         Fax No.:  (212) 572-5056

         with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Attention:  Richard G. Mason
         Fax No.:  (212) 403-2000

         Bank:

         Bank of America, N.A.
         Private Client Group
         101 South Tryon Street
         6th Floor
         Charlotte, North Carolina 28255
         Attention:  Bryn Rose
         Fax No.:  (704) 388-0040

         with a copy to:

         Bank of America, N.A.
         Private Client Group
         767 Fifth Avenue, Floor 12A
         New York, New York 10153
         Attention:  Jane R. Heller
         Fax No.:  (212) 407-5461

         and

         Blank Rome LLP
         The Chrysler Building
         405 Lexington Avenue
         New York, New York 10174
         Attention:  Michael J. Feinman
         Fax No.:  (212) 885-5001

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

            A. If sent by mail, upon the earlier of (x) the date of receipt or
(y) five (5) days after deposit in the mail, certified and postage prepaid:

            B. If sent by any other means, upon delivery.

         IX. COSTS, EXPENSES AND ATTORNEYS' FEES.The Borrower shall pay to the Bank immediately upon demand the full amount of (a) all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the Bank's in-house counsel if permitted by applicable law), incurred by the Bank in connection with negotiation and preparation of this Agreement and each of the Loan Documents, whether or not the Loan actually closes, and (b) all other reasonable costs and attorneys' fees incurred by the Bank for which the Borrower is obligated to reimburse the Bank in accordance with the terms of the Loan Documents.

         X. MISCELLANEOUS.The Borrower and the Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

               A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to the Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other right and may be exercised in addition to any and all other rights of the Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right preclude any other future exercise thereof or the exercise of any other right. The Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or future notice or demand in similar or other circumstances.

               B. APPLICABLE LAW; VENUE AND JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York for contracts made and performed within that state and applicable United States federal law. In any litigation in connection with or to enforce this Agreement or any Loan Document, the Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of New York or the United States located within the State of New York and expressly waives any objection as to venue in any such courts. Nothing contained herein shall, however, prevent the Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

               C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer that is at least a vice president of the Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon the Borrower, its successors and assigns, and inures to the benefit of the Bank, its successors and assigns; PROVIDED, HOWEVER, that (i) no assignment or other transfer of the Borrower's rights or obligations hereunder shall be made or be effective without the Bank's prior written consent, nor shall it relieve the Borrower of any obligations hereunder; and (ii) if, and only if, no Event of Default has occurred and is continuing, no assignment or other transfer of the Bank's rights or obligations hereunder shall be made without the Borrower's prior written consent, which consent by the Borrower may not be unreasonably withheld, conditioned or delayed. There is no third party beneficiary of this Loan Agreement.

               D. DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to the Bank shall be in form and content satisfactory to the Bank and its counsel.

               E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

               F. INDEMNIFICATION. The Borrower shall indemnify, defend and hold the Bank, its Affiliates and each of their respective officers, directors, employees, agents, attorneys-in-fact, successors and assigns (each an "Indemnified Person") harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, reasonable costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby and the Loan Documents (collectively, the "Indemnified Liabilities"). Notwithstanding the foregoing, the Borrower shall have no obligation under this paragraph to any Indemnified Party with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any foreclosure upon any Collateral.

               G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as any Obligation is outstanding.

         XI. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

            A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION,

THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE
ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

            B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR
(II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         XII. WAIVER OF CONSEQUENTIAL DAMAGES.

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, The borrower KNOWINGLY AND INTENTIONALLY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM THE BANK ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, IN CONNECTION WITH ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY other loan DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT.

         XIII. WAIVER OF RIGHT TO JURY TRIAL.

         EACH PARTY TO THIS AGREEMENT KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF or related to THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE obligations.

         XIV. NO ORAL AGREEMENT.

         THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                               BORROWER:

                               SGMS ACQUISITION CORPORATION


                               By:     /s/ Barry F. Schwartz
                                      ------------------------------------------
                               Name:  Barry F. Schwartz
                               Title: Executive Vice President, Secretary,
                                      Treasurer, and General Counsel


                               BANK:

                               BANK OF AMERICA, N.A.


                               By:     /s/ Jane R. Heller
                                      ------------------------------------------
                               Name:  Jane R. Heller
                               Title: Senior Vice President